Exhibit 99.1

Jaguar Health to Host Earnings Conference Call Tuesday, November 14th at 4:30 p.m. Eastern Time

First Post-Merger Earnings Call for Jaguar and its Wholly-Owned Subsidiary, Napo Pharmaceuticals, Regarding Sales of Napo’s FDA-Approved Human Drug, Mytesi, an Antidiarrheal Indicated for the Symptomatic Relief of Noninfectious Diarrhea in Adult Patients with HIV/AIDS on Antiretroviral Therapy

San Francisco, CA (November 9, 2017): Jaguar Health, Inc. (NASDAQ: JAGX) (Jaguar), a natural-products pharmaceuticals company focused on developing and commercializing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis, announced today that it will host a conference call on Tuesday, November 14, 2017 at 4:30 p.m. Eastern Time to review year-to-date sales figures for Jaguar and Napo Pharmaceuticals, Inc. (Napo), a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of follow-on indications for, Mytesi® (crofelemer), Napo’s first-in-class, FDA-approved anti-secretory human prescription drug.

The merger of Jaguar Animal Health and Napo became effective July 31, 2017. Resultingly, the quarterly report Jaguar will be filing on November 14, 2017 on Form 10-Q with the U.S. Securities and Exchange Commission will only include Mytesi® sales for August and September of this year. On Tuesday’s call, Jaguar’s CEO and members of the Company’s sales and marketing management team will review Mytesi®-related commercial activities and results for the period of January to July of 2017, when Napo was still a private company, in addition to discussing Mytesi® launch activities and sales performance following the merger, for the period of August through October of 2017, as well as current and planned commercial activities intended to grow Mytesi® sales.

The management team will also review development activities focused on planned follow-on indications for Mytesi®.

Conference Call Dial-In Instructions

Investors interested in listening to the live call should dial 888-394-8218 (Toll Free), 323-701-0225 (International). Please ask the operator to connect you to the call or provide the conference ID number: 6593876. A live webcast of the conference call will be available online which can be accessed on the investor relations section of the Jaguar website (click here). Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the webcast will be available on the investor relations section of Jaguar’s website (click here) for 90 days following the call. Also, a dial-in replay of the call will be available through November 21, 2017, at 844-512-2921 (U.S. Toll Free) or 412-317-6671 (International). Participants must use the following code to access the dial-in replay of the call: 6593876.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a natural-products pharmaceuticals company focused on developing and commercializing novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Mytesi® is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome; supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and as a second-generation anti-secretory agent for use in cholera patients. Canalevia™ is our lead animal prescription drug candidate, intended for treatment of various forms of diarrhea in dogs. Equilevia™ is Jaguar’s non-prescription product for total gut health in equine athletes. Canalevia™ and Equilevia™ contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are Jaguar’s lead non-prescription animal products. Mytesi®, Canalevia™, Equilevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding planned, potential follow-on indications for Mytesi®. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX